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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported)     August 11, 2004
                                                          ----------------------

                      Advanced Technology Industries, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Delaware
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                 (State or Other Jurisdiction of Incorporation)

           0-23761                                   13-4000208
    ------------------------            ------------------------------------
    (Commission File Number)            (I.R.S. Employer Identification No.)

                   Seydelstrasse 28  Berlin, Germany        10117
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    (Address of Principal Executive Offices)               (Zip Code)

                                (49) 30 201 7780
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              (Registrant's Telephone Number, Including Area Code)

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 5.  OTHER EVENTS

         On August 11, 2004, Advanced Technology Industries, Inc., a Delaware corporation ("ATI"), entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the ATI, LTDN Acquisition Corp., a Delaware corporation ("Acquisition"), and LTDnetwork, Inc., a Delaware corporation ("LTDN"). Pursuant to the terms of the Merger Agreement, LTDN will merge (the "Merger") with and into Acquisition and LTDN will become a wholly owned subsidiary of ATI. In the Merger, the LTDN shareholders will receive preferred stock of ATI and warrants to purchase such preferred stock. Such preferred stock will be convertible into 400 shares of common stock of ATI only if the current shareholders of ATI approve an amendment to the certificate of incorporation of ATI to increase the share capitalization of ATI to a level to permit the conversion of such preferred stock and such preferred stock subject to such warrants. The number of shares of preferred stock and warrants to be issued to LTDN's shareholders will, assuming all such warrants are exercised and that all such preferred stock is converted into shares of common stock, result in the shareholders of LTDN owning approximately 72% of the outstanding shares of common stock of ATI. The ratio of the number of shares of preferred stock to warrants to be issued in the Merger will be determined on the closing date of the Merger based on a number of factors described in the Merger Agreement. In addition, the shareholders of LTDN will receive registration rights with respect to the shares they receive in the Merger. The Merger is subject to certain conditions set forth in the Merger Agreement. However, approval by ATI's shareholders is not required to consummate the Merger and is therefore not a condition to the consummation of the Merger.

         The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

         Dr. Hans-Joachim Schuerholz has resigned as a member of the board of directors of the registrant for health reasons. James Samuelson has been appointed to the board of directors.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

    Exhibit No.

2.1 Merger Agreement, dated as of August 11, 2004, among Advanced Technology Industries, Inc., LTDN Acquisition Corp. and LTDnetwork, Inc.

99.1     Press Release, dated August 11, 2004


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Advanced Technology Industries, Inc.
                                  -------------------------------------------
                                  (Registrant)

Dated: August 12, 2004            By:   /s/ James Samuelson
                                  Name: James Samuelson
                                  Title: Vice President


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EXHIBIT INDEX

Exhibit No.

2.1 Merger Agreement, dated as of August 11, 2004, among Advanced Technology Industries, Inc., LTDN Acquisition Corp. and LTDnetwork, Inc.

99.1     Press Release, dated August 11, 2004